                                                                  EXHIBIT 99(c)

                                [FFOH Letterhead]




                              ____________ __, 1996



To:      Participants in the 401(k) Retirement Plan and
          Employee Stock Ownership Plan
          of Fidelity Financial of Ohio, Inc.


         As described in the enclosed materials, your proxy as a shareholder of Fidelity Financial of Ohio, Inc. ("FFOH") is being solicited in connection with an upcoming Special Meeting of Shareholders of FFOH, at which shareholders of FFOH will consider and vote upon a proposal to adopt an Amended and Restated Agreement of Merger, dated as of June 13, 1996 (the "Agreement"), by and between FFOH, Fidelity Acquisition Corporation ("FAC"), a wholly owned subsidiary of FFOH, and Circle Financial Corporation ("CFC"), pursuant to which, among other things, CFC will be merged with and into FAC (the "Merger"). If the Merger is approved and consummated, each share of common stock of CFC outstanding immediately prior to the Merger (other than any dissenting shares under Ohio law and any shares held by either FFOH or CFC) will be converted into the right to receive, subject to certain terms, conditions, limitations and procedures set forth in the Agreement, either $38.00 in cash or a number of shares of FFOH common stock which will be determined by applying a formula, set forth in the Agreement, which is based on the average market price of the FFOH common stock over a 20 trading day period ending on the date FFOH and CFC receive all requisite regulatory approvals and satisfy all applicable waiting periods related to the Merger. In addition, your proxy as a shareholder of FFOH is also being solicited in connection with a proposal to adopt an amendment to FFOH's Articles of Incorporation to increase the number of authorized shares of FFOH common stock from 7,000,000 to 15,000,000 and the number of authorized shares of FFOH preferred stock from 500,000 to 5,000,000. I hope you will take advantage of the opportunity to direct, on a confidential basis, the manner in which shares of FFOH common stock allocated to your accounts under FFOH's 401(k) Retirement Plan and Employee Stock Ownership Plan (together the "Plans") will be voted.

         Enclosed with this letter is a Prospectus/Joint Proxy Statement, which describes the matter to be voted upon, a voting instruction ballot for each of the Plans, which will permit you to vote the shares allocated to your accounts under the Plans, and a stamped, pre-addressed return envelope. After you have reviewed the Prospectus/Joint Proxy Statement, I urge you to vote your shares in the Plans by marking, dating, signing and returning the enclosed voting instruction ballots to _______________________. Your voting instructions will remain completely confidential. Only ___________________, who will tabulate the voting instructions, will have access to your ballots. ______________ will certify the totals for the Employee Stock Ownership Plan and the 401(k)

Retirement Plan, respectively, to the members of the Board of Directors of FFOH, who act as the trustees for such Plans, for the purpose of having those shares voted. No other person associated with FFOH or Fidelity Federal Savings Bank will see the individual voting instructions.

         If your voting instructions are not received, the shares allocated to your accounts will be voted in the same proportion as the shares under the respective Plans have voted.

         Your Board of Directors has determined the Merger to be in the best interests of FFOH and its shareholders and has unanimously approved the Agreement and the transactions contemplated thereby, including the Merger. Similarly, your Board of Directors has determined the proposed amendment to FFOH's Articles of Incorporation to be in the best interests of FFOH and its shareholders and has unanimously approved the proposed amendment to FFOH's Articles of Incorporation. The Board of Directors unanimously recommends that shareholders vote FOR approval of the Agreement and the proposed amendment to FFOH's Articles of Incorporation.

         On behalf of the Board, I thank you for your attention to this important matter.

         Sincerely,



         John R. Reusing
         President and Chief Executive Officer

                                                                 EXHIBIT 99(c)
                                                                 (cont.)


                        FIDELITY FINANCIAL OF OHIO, INC.
                         Special Meeting of Shareholders
                            ______________ ___, 1996


         The undersigned, as a holder of Common Stock of Fidelity Financial of Ohio, Inc. ("FFOH") pursuant to FFOH's 401(k) Retirement Plan (the "Plan"), hereby instructs the members of the Board of Directors of FFOH, as the Trustees for the Plan, to vote as designated on the reverse of this card all of the shares of Common Stock of FFOH which the undersigned holds pursuant to the Plan at the Special Meeting of Shareholders to be held at __________________, Cincinnati, Ohio, on ________ __, 1996 at __:__ _.m., Eastern Time, or any adjournment thereof.

         Shares of Common Stock of FFOH will be voted as specified. If you return this ballot properly signed but do not otherwise specify, shares held by you pursuant to the Plan will be voted FOR the proposal to adopt an Amended and Restated Agreement of Merger, dated as of June 13, 1996, by and among FFOH, Fidelity Acquisition Corporation ("FAC"), a wholly owned subsidiary of FFOH, and Circle Financial Corporation, and FOR the proposal to amend FFOH's Articles of Incorporation. If you do not return this ballot, shares held by you pursuant to the Plan will be voted in the same proportion as the shares under the Plan have voted.

          IMPORTANT: PLEASE DATE AND SIGN THIS BALLOT ON REVERSE SIDE.

           PLEASE MARK YOUR CHOICE LIKE THIS [X] IN BLUE OR BLACK INK

                                [ I plan to attend the meeting [ ]  ]


1. Proposal to adopt an Amended and Restated Agreement of Merger, dated as of June 13, 1996 (the "Agreement"), by and among FFOH, FAC and Circle Financial Corporation ("CFC"), which provides, among other things, for
         (i) the merger of CFC with and into FAC (the "Merger") and (ii) the conversion of each share of common stock of CFC outstanding immediately prior to the Merger (other than any dissenting shares under Ohio law and any shares held by either FFOH or CFC) into the right to receive, subject to certain further terms, conditions, limitations and procedures set forth in the Agreement, either $38.00 in cash or a number of shares of FFOH common stock which will be determined by applying a formula, set forth in the Agreement, which is based on the average market price of the FFOH common stock over a 20 trading day period ending on the date FFOH and CFC receive all requisite regulatory approvals and satisfy all applicable waiting periods related to the Merger.

              FOR                        AGAINST                   ABSTAIN
          ----------                  ------------            --------------
              [ ]                          [ ]                       [ ]
          ----------                  ------------            --------------

         The Board of Directors of FFOH recommends a vote FOR approval of the Agreement. Such votes are hereby solicited by the Board of Directors.

2. Proposal to adopt an amendment to FFOH's Articles of Incorporation to increase the number of authorized shares of FFOH Common Stock from 7,000,000 to 15,000,000 and the number of authorized shares of FFOH Preferred Stock from 500,000 to 5,000,000.

             FOR                        AGAINST                   ABSTAIN
         ----------                  -----------              -------------
             [ ]                          [ ]                       [ ]
         ----------                  -----------              -------------


         The Board of Directors of FFOH recommends a vote FOR the proposal to amend FFOH's Articles of Incorporation.

                                Dated: _________________________ , 1996

                                Signature _____________________________

                                Signature _____________________________
                                                 (print name)

                                Important: Please sign your name exactly as it appears hereon. When shares are held as joint tenants, either may sign. When signing as an attorney, executor, administrator, trustee or guardian, add such title to your signature.

                                Note: If you receive more than one proxy card, please date and sign each card and return all proxy cards in the enclosed envelope.

                                                                 EXHIBIT 99(c)
                                                                    (cont.)


                        FIDELITY FINANCIAL OF OHIO, INC.
                         Special Meeting of Shareholders
                            ______________ ___, 1996


         The undersigned, as a holder of Common Stock of Fidelity Financial of Ohio, Inc. ("FFOH") pursuant to FFOH's Employee Stock Ownership Plan (the "ESOP"), hereby instructs the members of the Board of Directors of FFOH, as the Trustees for the ESOP, to vote as designated on the reverse of this card all of the shares of Common Stock of FFOH which the undersigned holds pursuant to the ESOP at the Special Meeting of Shareholders to be held at __________________, Cincinnati, Ohio, on ________ __, 1996 at __:__ _.m., Eastern Time, or any adjournment thereof.

         Shares of Common Stock of FFOH will be voted as specified. If you return this ballot properly signed but do not otherwise specify, shares held by you pursuant to the ESOP will be voted FOR the proposal to adopt an Amended and Restated Agreement of Merger, dated as of June 13, 1996, by and among FFOH, Fidelity Acquisition Corporation ("FAC"), a wholly owned subsidiary of FFOH, and Circle Financial Corporation, and FOR the proposal to amend FFOH's Articles of Incorporation. If you do not return this ballot, shares held by you pursuant to the ESOP will be voted in the same proportion as the shares under the ESOP have voted.

          IMPORTANT: PLEASE DATE AND SIGN THIS BALLOT ON REVERSE SIDE.

           PLEASE MARK YOUR CHOICE LIKE THIS [X] IN BLUE OR BLACK INK


                                [ I plan to attend the meeting [ ]  ]


1. Proposal to adopt an Amended and Restated Agreement of Merger, dated as of June 13, 1996 (the "Agreement"), by and among FFOH, FAC and Circle Financial Corporation ("CFC"), which provides, among other things, for
         (i) the merger of CFC with and into FAC (the "Merger") and (ii) the conversion of each share of common stock of CFC outstanding immediately prior to the Merger (other than any dissenting shares under Ohio law and any shares held by either FFOH or CFC) into the right to receive, subject to certain further terms, conditions, limitations and procedures set forth in the Agreement, either $38.00 in cash or a number of shares of FFOH common stock which will be determined by applying a formula, set forth in the Agreement, which is based on the average market price of the FFOH common stock over a 20 trading day period ending on the date FFOH and CFC receive all requisite regulatory approvals and satisfy all applicable waiting periods related to the Merger.

             FOR                        AGAINST                   ABSTAIN
        ------------                --------------             -------------
             [ ]                          [ ]                       [ ]
        ------------                --------------             -------------

         The Board of Directors of FFOH recommends a vote FOR approval of the Agreement. Such votes are hereby solicited by the Board of Directors.

2. Proposal to adopt an amendment to FFOH's Articles of Incorporation to increase the number of authorized shares of FFOH Common Stock from 7,000,000 to 15,000,000 and the number of authorized shares of FFOH Preferred Stock from 500,000 to 5,000,000.

            FOR                        AGAINST                   ABSTAIN
       ------------                ---------------            -------------
            [ ]                          [ ]                       [ ]
       -----------                 --------------             -------------

         The Board of Directors of FFOH recommends a vote FOR the proposal to amend FFOH's Articles of Incorporation.

                                 Dated: ____________________________, 1996

                                 Signature ____________________________________

                                 Signature ____________________________________
                                                      (print name)

                                 Important: Please sign your name exactly as it appears hereon. When shares are held as joint tenants, either may sign. When signing as an attorney, executor, administrator, trustee or guardian, add such title to your signature.

                                 Note: If you receive more than one proxy card, please date and sign each card and return all proxy cards in the enclosed envelope.